UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The SAVVIS, Inc. annual meeting of stockholders (the “Annual Meeting”) was held on May 5, 2010.

(b) At the Annual Meeting, the stockholders elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the year ending December 31, 2010, as follows:

1. Election of eight directors to the Board of Directors.

	For	Withheld	Broker Non-Votes
John D. Clark	41,511,241	2,692,228	8,096,657
Clyde A. Heintzelman	43,699,911	503,558	8,096,657
Thomas E. McInerney	38,122,814	6,080,655	8,096,657
James E. Ousley	42,840,911	1,362,558	8,096,657
James P. Pellow	41,948,605	2,254,864	8,096,657
David C. Peterschmidt	43,090,343	1,113,126	8,096,657
Mercedes A. Walton	43,743,877	459,592	8,096,657
Patrick J. Welsh	39,724,227	4,479,242	8,096,657

2. Ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

For	Against	Abstain
51,960,936	325,938	13,252

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: May 11, 2010	By:	/s/ Gregory W. Freiberg
Name: Gregory W. Freiberg
Title: Chief Financial Officer